Exhibit 99.1

Blüm Holdings Signs Agreement to Acquire Northern California Retail Dispensary

DOWNEY, Calif., July 03, 2025 (GLOBE NEWSWIRE) – Blum Holdings, Inc. (OTCQB: BLMH) (the “Company,” “Blüm,” “Blüm Holdings,” “we” or “us”), a California-based publicly traded holding company and cannabis operator, announced today that it has signed a binding agreement to acquire majority of the membership interests in another licensed adult-use and medical cannabis dispensary in Northern California.

This marks Blüm’s latest strategic acquisition as it continues to scale its retail platform across California. The new dispensary will join Blüm’s growing portfolio, which includes three other Northern California stores and a recently acquired Bay Area location.

The transaction is structured as an all-stock deal, valuing the business at up to $5.0 million, including performance-based earn-outs tied to revenue and EBITDA benchmarks. Under a Management Services Agreement (“MSA”), Blüm is set to begin integration on July 1, 2025, assuming key centralized functions such as compliance, accounting, marketing, and finance.

“We are deeply honored that this group of seasoned operators chose to entrust their business to Blüm,” said Sabas Carrillo, Chief Executive Officer of Blüm Holdings. “This deal reflects our ongoing commitment to partnering with strong operators who share our values and performance standards, while we provide the support and infrastructure to unlock further growth.”

The dispensary has established a strong presence in its local community, supported by consistent financial performance and an experienced, customer-focused leadership team. The earn-out structure is designed to align incentives and reward continued success.

Blüm Holdings has made meaningful progress in executing its turnaround strategy and positioning itself for long-term growth through disciplined acquisitions, operational excellence, and brand-forward retail execution. The Company continues to identify and partner with operators who bring local expertise, cultural alignment, and a proven track record.

“We didn’t get here alone,” Carrillo added. “This transaction reflects not just a business milestone, but a collective win for everyone who believed in us—our shareholders, advisors, teammates, and partners. We’re just getting started.”

The transaction is expected to close upon the completion of definitive agreements and customary closing conditions. Closing is targeted for Q3 2025. No assurances can be provided that definitive agreements will be successfully negotiated, executed, or closed, or that necessary regulatory approvals will be obtained.

About Blüm Holdings

Blüm Holdings is a leader in the cannabis sector. Our commitment to quality, innovation, and customer service makes us a trusted name in the cannabis industry, dedicated to shaping its future. Blüm Holdings, through its subsidiaries, operates leading dispensaries throughout California as well as several leading company-owned brands including Korova, known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar. As both a holding company and a marketing platform, Blüm aims to leverage its growing ecosystem to accelerate customer and retail investor acquisition, increase brand awareness, and create value across its portfolio.

For more info, please visit: https://blumholdings.com or follow us on Instagram.

Contact:

Jason Assad

LR Advisors LLC.

jassad@blumholdings.com

678-570-6791

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.